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                                                                  EXHIBIT 10(ii)


                             ACQUISITION AGREEMENT



     THIS AGREEMENT (hereinafter "the agreement"), is made and entered into as of the 4th day of December, 1995, by and between DR. WINIFRED S. HAYES and ROBERT E. HAYES, JR. (hereinafter collectively "Transferor"), and CHAMPION FINANCIAL CORPORATION, a publicly held Utah corporation, registered pursuant to the Securities Exchange Act of 1934, as amended (hereinafter "Champion"), MPLC, INC., a Maryland Corporation (hereinafter "MPLC"), INFOPLAN, INC., a Delaware corporation (hereinafter "Infoplan"), GARY BRYANT (hereinafter "Bryant"), DR. LAWRENCE G. MILLER ("Miller"), and RISK RESOLUTION GROUP, a partnership formed under the laws of the state of Maryland, who agree as follows:

     1. RECITALS:

               This agreement is made and entered into with reference to the following facts and circumstances:

     A. Champion wishes to acquire up to 75% of the issued and outstanding stock of HAYES, Incorporated ("HAYES") from Transferor, and Transferor desires to acquire stock of Champion, pursuant to the terms and conditions set forth in this agreement;

     B. There are currently outstanding One Hundred (100) shares of common stock of HAYES, Incorporated and Six Hundred Nineteen Thousand Three Hundred Two (619,302) shares of common stock of Champion. MPLC is authorized to issue a total of Five Thousand (5000) shares of common stock.

     C. Marcy M. Engelbrecht is a partner of Risk Resolution Group. Marcy M. Engelbrecht currently owns 300,000 shares of Champion.

     2. CONTRIBUTION OF STOCK AND MERGER

           A. Contribution of Stock. Immediately prior to the Closing of the Merger (as such terms are hereinafter defined), Transferor shall contribute Fifty One (51) shares of HAYES common stock (which shall constitute 51% of the outstanding common stock of HAYES) in exchange for Nine Hundred Sixty One
(961) shares of MPLC common stock, (which shall constitute 19.2% of the outstanding stock of MPLC). In addition to the 51 shares of common stock of Hayes so contributed, Transferor shall contribute an additional 24 shares of HAYES in an escrow to be held by the attorneys for Transferor and Champion jointly, which shall be instructed to exchange up to an additional 453 shares of MPLC (344,000 shares of Champion post-merger), subject to certain conditions as outlined in subparagraph 4D hereinbelow. Simultaneously with Transferor's contribution of HAYES common stock to MPLC, Infoplan, Bryant Miller and Risk Resolution Group shall contribute all of their right, title and interest in this acquisition agreement, and all due diligence costs associated with locating, evaluating and investigating all acquisition opportunities to MPLC in exchange for Three Thousand Five
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Hundred Eighty Six (3586) shares of MPLC common stock, as follows: Infoplan
(329 shares), Bryant (199 shares), Miller (1644 shares), and Risk Resolution Group (1414 shares). Immediately after the contributions by Transferor, Infoplan, Bryant, Miller and Risk Resolution Group, Transferor, Infoplan, Bryant, Miller and Risk Resolution Group in the aggregate will own at least 80% of the common stock of MPLC. The contribution of stock pursuant to this subparagraph 2A, is intended to be treated as a transfer with respect to which no gain or loss is recognized pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code") and the parties hereto agree to take any steps necessary in order to effect the contribution in such a manner as to comply with the requirements of Code Section 351.

           B. Merger. Subsequent to the contributions to MPLC set forth in Subparagraph 2A above, MPLC will be merged with and into Champion in a statutory merger. Pursuant to such merger, Transferor shall receive 731,000 shares of Champion common stock, in exchange for 961 shares of MPLC common stock and Infoplan, Bryant, Miller and Risk Resolution Group shall receive 2,726,000 shares of Champion common stock, for their 3,586 shares of MPLC common stock. It is intended that the merger of MPLC with and into Champion shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the parties hereto agree to take the necessary actions to structure the merger in a manner which will not result in the recognition of any gain by the shareholders of MPLC.

     3. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

     The transfer of HAYES stock to MPLC and its successor in interest is conditioned upon the following:

     A. Champion shall obtain permission from its shareholders to merge with MPLC, and a new Board of Directors shall be elected, with Dr. Winifred Hayes and Dr. Lawrence G. Miller appointed as member of a seven member Board of Directors of Champion.

     B.   The name of Champion shall be changed to Health Tek Holdings, Inc.

     C. Prior to the contributions of stock described in paragraph 2A above and the merger of MPLC and Champion, described in paragraph 2B above, Champion shall conduct a private placement offering of its common stock at a price of $3.00 per share with a minimum sales level necessary to break escrow of $700,000 plus transaction costs, and a maximum offering of $2,100,000.
The closing of the Merger (the "Closing"), will occur simultaneously with the initial closing of the private placement offering. Upon the initial closing of the private placement offering, Champion will contribute $700,000 of the proceeds of the offering to the capital of HAYES. In the event that the initial closing of the private placement does not occur within six months from the date hereof, Transferor shall have the right to terminate this Agreement upon notice to Champion and MPLC, and upon such termination no party shall have any obligation to any other party hereunder.


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     E.   There shall be no material adverse change in the business or condition (financial or otherwise) of Champion, since the execution of the letter of intent by the parties on November 7, 1995.

     F. The satisfactory completion of its due diligence investigation of Champion, MPLC, and their respective businesses, operations and officers and directors by Transferor.

     G. Approval of Harleysville National Bank & Trust Company, with the understanding that its SBA loan will be repaid in full upon the Closing.

     H. Champion and Dr. Winifred S. Hayes and HAYES and Dr. Winifred S. Hayes shall enter into mutually satisfactory written employment agreements. This acquisition agreement is contingent upon the execution of said employment agreements.

     4.   ADJUSTMENTS TO COMMON STOCK AND ESCROW PROVISIONS

          A. In the event that Champion fails to raise in the private offering any capital above and beyond the initial minimum $700,000 plus transaction costs within a period of nine (9) months from the date of this agreement, Transferor shall have the right to reacquire at par value (or at $1.00, if no par stock) two (2) shares of stock of HAYES (representing 2% of the stock of HAYES). In such event the escrow of shares of HAYES and Champion established pursuant to Section 2A above shall be terminated, the 24 shares of HAYES shall be returned to Transferor and the 344,000 shares of Champion shall be canceled.

          B. In the event that Champion is able to raise an aggregate total capital of $2,000,000 within nine months of the date of this agreement, the escrow shall close and the 24 shares of Hayes shall be delivered to Champion and the 344,000 shares of Champion shall be delivered to Transferor. This shall result in Champion owning 75% of the outstanding stock of Hayes.

          C. It is intended by the parties hereto that any adjustments to the common stock of Champion and Hayes made pursuant to this paragraph 4 be made in such a manner as to not give rise to taxable income for either Transferor, HAYES or Champion. The parties agree to take all necessary steps to assure that no taxable income results from such adjustments.

          D. Concurrently with the Closing, Champion shall deliver certificate(s) representing the 344,000 shares of its stock to its attorney, Kenneth G. Eade ("Eade"), who shall hold and administer such shares in accordance with subsections 4A and 4B hereof. Concurrently with the Closing, Transferor shall deliver certificate(s) representing the 24 shares of its stock to its attorney, Louis Rosner, Esq. ("Rosner"), who shall hold and administer such shares in accordance with subsections 4A and 4B hereof.

          E. Neither Eade nor Rosner shall incur any liability for the holding of the


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the certificates or for the delivery, release or cancellation of the shares in accordance with the provisions hereof. In the event of a dispute between the parties with respect to their rights hereunder or in the shares, Eade and/or Rosner shall be entitled to deliver the shares to a court of competent jurisdiction and interplead.

          F. The parties shall indemnify and hold harmless Eade and Rosner from any and all liability, costs, fees, awards, or judgments which they may incur as a result of the holding, distribution, and/or cancellation of the shares. The fact that Eade and Rosner are acting as escrow agents with respect to the holding, transfer and/or cancellation of shares shall not preclude them from acting as the attorneys for the parties hereto.

     5.   POST CLOSING COVENANTS

          A. From the $700,000 invested in HAYES, a total of $125,000, net of tax, shall be paid to Dr. Winifred S. Hayes, as and for compensation for future services as President of Hayes. This amount shall be paid as follows: $50,000 during the calendar year 1995, and $75,000 during the calendar year 1996, or at the election of Transferor, prior to the Closing, Transferor may elect to sell shares of HAYES to Champion for a total purchase price of $125,000, net of tax, in which event the number of shares of HAYES contributed by Transferor to MPLC pursuant to section 2A shall be reduced by the number of shares so sold, and the $700,000 contribution shall be reduced by the gross amount so paid to Transferor. In either event, such $125,000 shall be paid in full to Transferor within 45 days of the Closing.

          B.   At Closing, from the capital contributed to HAYES pursuant to
Section 3C, HAYES' SBA Loan from Harleysville National Bank & Trust Company shall be paid in full.

          C.   At Closing, from the capital contributed to HAYES pursuant to
Section 3C, John York shall be paid the sum of $35,000.00.

     6.   CONDITIONS PRECEDENT TO MPLC AND CHAMPION'S PERFORMANCE

     The exchange of MPLC stock (and Champion stock) for Seller's stock in HAYES is conditioned on the following:

     A. There shall have been no material adverse change in the business or conditions (financial or otherwise) of HAYES since the execution of the letter of intent by the parties on November 7, 1995.

     B. The satisfactory completion of its due diligence investigation of HAYES and its business, operations and officers and directors by MPLC and Champion.




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     7.   REPRESENTATIONS AND WARRANTIES OF MPLC AND CHAMPION

     MPLC and Champion represent and warrant the following:

          A. That Champion is a corporation duly formed and validly existing and in good standing under the laws of the state of Utah, and that MPLC is a corporation duly formed and existing under the laws of the state of Maryland, and that each has all necessary corporate powers to own its properties and carry on its business as now owed and operated by it.

          B. Champion and MPLC each have the full corporate power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder have been duly authorized by all necessary corporate action on the part of both Champion and MPLC, and will not contravene or violate or constitute a breach of the terms of either of their Articles of Incorporation or By-Laws or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which either is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to either of them. Neither Champion nor MPLC is a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with its performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Champion and MPLC hereunder will constitute, the valid and binding obligations of both of them, enforceable against each of them in accordance with their respective terms.

          C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which either Champion or MPLC is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement and such other documents and instruments by Champion and MPLC.

          D. There are no actions, suits, proceedings, orders, investigations or claims pending or, to Champion's or MPLC's knowledge, threatened against either of them, at law or in equity, which may restrict or interfere with the ability of either of them to perform this Agreement.

          E. Champion's and MPLC's representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in Identical language.

          F. All of Champion's assets are free and clear of security interests, liens, pledges, charge and encumbrances, equities or claims, except those obligations to shareholders and others as reported on its financial statements.


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          G.   The shares of MPLC and Champion being transferred pursuant to this agreement will be validly and legally issued and not subject to any security interests, liens, pledges, charges, encumbrances or proxies of any kind, with the exception that they will bear a legend that they are "restricted stock", which stock may only be sold in conformance with SEC Rule 144 or pursuant to a registered public offering.

          H. Neither MPLC or Champion, nor either of their officers and directors has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.


     8.   REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

          Transferor hereby represents and warrants as follows:

          A. That HAYES is a corporation duly formed and validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all necessary corporate powers to own its properties and carry on its business as now owed and operated by it.

          B. Transferor has the full personal power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. Such execution, delivery and performance of this Agreement and all other instruments and documents to be delivered hereunder, will not contravene or violate or constitute a breach of the terms of HAYES' Articles of Incorporation or By-Laws or conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any instrument or decree to which HAYES is bound or any contract or any instrument, judgment, order, decree, law, rule or regulation applicable to it. HAYES is not a party to, or subject to, or bound by any judgment, injunction, or decree of any court or governmental authority or agreement which may restrict or interfere with Transferor's performance of this Agreement. This Agreement has been duly executed and delivered and constitutes, and the other instruments and documents to be delivered by Transferor hereunder will constitute, the valid and binding obligations of Transferor, enforceable against Transferor in accordance with their respective terms.

          C. Except as otherwise set forth herein, no consent of any party to any contract or arrangement to which HAYES is a party or by which either is bound is required for the execution, performance, or consummation of this Agreement.

          D. There are no actions, Suits, proceedings, orders, investigations or claims


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pending or, to Transferor's knowledge, threatened against HAYES, at law or in equity, which may restrict or interfere with the ability of Transferor to perform this Agreement.

          E. Transferor's representations and warranties contained in this Section will be accurate, true and correct, in all respects, on and as of the date of Closing as though made at such date in identical language.

          F. To the best of Transferor's knowledge, HAYES has not infringed and is not now infringing, on any trade name, trademark, servicemark or copyright belonging to any other person, firm or corporation. Neither Transferor nor HAYES is a party to any license, agreement, or arrangement, whether as licensor, licensee, or otherwise, with respect to any trademarks, servicemarks, trade names, copyrights of HAYES, or applications for them.

          G. HAYES is the publisher, owner, and holder of the copyright on "The HAYES Directory of New Medical Technologies' Status" and "The HAYES Directory Legal Precedent Reports"

          H. The shares of HAYES being transferred pursuant to this agreement will be validly and legally issued and not subject to any security interests, liens, pledges, charges, encumbrances or proxies of any kind.

          I. Neither Transferor nor HAYES has ever been convicted of any felony or misdemeanor offense involving moral turpitude; nor have they been the subject of any temporary or permanent restraining order resulting from unlawful transactions in securities; nor are they now, or have they ever been, a defendant in any lawsuit alleging unlawful business practices or the unlawful sale of securities; nor have they been the debtor in any proceedings, whether voluntary or involuntary, filed in the U.S. Bankruptcy Court.

     9.   BOTH PARTIES' OBLIGATIONS BEFORE CLOSING

          A. ACCESS TO INFORMATION: Transferor, MPLC and Champion, and their authorized representatives shall have full access to all books, accounts, records, contract, tax returns and other documents as may be reasonably requested by the parties to conduct a thorough due diligence review necessary for each party to determine if all conditions and warranties contained in this agreement have been complied with.

          B. CONFIDENTIAL INFORMATION: All parties hereto mutually agree that, during the course of negotiations, the parties have exchanged certain confidential information, including, without limitation, financial records, names of customers and employees, pricing information, employee compensation, merchandising or sales techniques, computer programs, and other confidential information (collectively "confidential information"). As to any such confidential information, each of the parties agrees that it, its officers, directors and employees, agents and representatives will


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                 1)       Make no use Whatsoever Of such confidential
information except for the purpose of negotiating for and carrying out the transactions set forth in this agreement;

                 2) Accept and hold such confidential information as secret and confidential and not disclose, divulge or communicate such confidential information, the fact that it has been disclosed to them, or the circumstances under which it has been disclosed to them, to any third person or entity, and

                 3) Take all necessary and appropriate steps to insure the secrecy of such confidential information in possession of each of them, including, but not limited to, revealing the confidential information only to such of its officers, directors, employees, agents, and representatives who need to know the confidential information for the purposes of investigating, negotiating, and effecting the transactions described above, and who are informed by it of the confidential nature of the confidential information.

         10.     NOTICES

         Any notices called for in this agreement shall be effective upon personal service or upon service by first class mail, postage prepaid, to the parties at such addresses to be designated by the parties in writing

11.      MISCELLANEOUS PROVISIONS:

                 This agreement shall be construed in accordance with the laws of the State of Maryland.

         This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

         Each of the parties shall execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

         This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

         Each of the parties hereto has agreed to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

         This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.





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         Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

         If any provision of this agreement is held, by a Court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

         The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

         The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

         Although not parties to this Agreement, Harleysville National Bank & Trust Company and John York shall have the right to enforce the provisions of Sections 5B and 5C, respectively, against the parties hereto.

         IN WITNESS WHEREOF, tile parties have executed this agreement as of the day and year first above written.

                                    CHAMPION FINANCIAL CORPORATION


                                    By       /s/ MARCY M. ENGELBRECHT
                                      --------------------------------
                                             MARCY M. ENGELBRECHT,
                                             President



                                    MPLC, INC.


                                    By       /s/ LAWRENCE G. MILLER
                                      --------------------------------
                                             LAWRENCE G. MILLER,
                                             President





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                                    INFOPLAN, INC.


                                    By   /s/ ZIRK ENGELBRECHT
                                      --------------------------------


                                    RISK RESOLUTION GROUP

                                    By /s/ MARCY M. ENGELBRECHT
                                      --------------------------------


                                    /s/ GARY BRYANT
                                    ----------------------------------
                                    GARY BRYANT


                                    /s/ DR. WINIFRED S. HAYES
                                    ----------------------------------
                                    DR. WINIFRED S. HAYES


                                    /s/ ROBERT E. HAYES, JR.
                                    ----------------------------------
                                    ROBERT E. HAYES, JR.





                                    AS TO SECTION 4 ONLY:



                                    /s/ KENNETH G. EADE
                                    ----------------------------------
                                    KENNETH G. EADE


                                    /s/ LOUIS ROSNER
                                    ----------------------------------
                                    LOUIS ROSNER, ESQ.





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